UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2011, U.S. Concrete, Inc. announced that Michael W. Harlan, the Company’s President and Chief Executive Officer and a Director, will be leaving the Company. A copy of the press release is furnished as Exhibit 99.1 hereto. The Board of Directors has engaged Russell Reynolds Associates to assist in the search for a new CEO and named Director Kurt Cellar to head the search committee. Mr. Harlan will remain with the Company in his current role while the Board of Directors conducts a search for his replacement.

In connection with the announcement, the Company and Mr. Harlan entered into an amendment to Mr. Harlan’s Executive Severance Agreement. The amendment provides that, in addition to any other benefits to which Mr. Harlan may be entitled, if his employment is terminated by either Mr. Harlan or the Company for any reason other than death or “cause,” on or before October 15, 2011, then he shall receive all of the severance benefits and equity treatment to which he would be entitled in the event of an “involuntary termination” or “change in control” (only if a change in control occurs prior to the termination of Mr. Harlan’s employment), and his employment shall in all events terminate no later than October 15, 2011 and he shall be entitled to receive the foregoing termination benefits. Mr. Harlan will provide at least thirty (30) days advance written notice to the Company of any Voluntary Termination prior to October 15, 2011. In addition, Mr. Harlan has agreed to provide consulting services to the Company for a period of up to one year after his termination in an amount no greater than 20% of the average level of services he provided to the Company in the 36 month period prior to his termination and at a monthly rate to be mutually agreed upon by the parties.

Pursuant to the terms of the Executive Severance Agreement, in the case of a termination of Mr. Harlan’s employment prior to a “change in control,” he would be entitled to the following severance benefits:

•
a lump-sum payment in cash equal to his monthly base salary in effect on the date of termination multiplied by 24, together with a prorated amount of accrued but unpaid monthly base salary for any partial month in which the termination occurs;

•
a lump-sum payment in cash equal to the amount of his (1) target bonus for the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to the termination, and (2) the value of unused vacation days earned the year prior to the year in which the termination occurs, plus pro rata vacation days earned in the year in which the termination occurs;

•
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for the benefit of Mr. Harlan (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•
a pro rata portion of all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Harlan by us prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination if such termination had not occurred will become vested and exercisable (as applicable), and vested stock options will remain exercisable until the earlier of (1) the expiration of the twelve-month period following termination, and (2) the expiration date of the original term of the applicable stock option.

In the event there is a “change in control” of our company prior to the termination of Mr. Harlan’s employment, Mr. Harlan would be entitled to the following severance benefits:

•
a lump sum payment in cash equal to (a) the sum of (1) his monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of his full target bonus for the bonus year in which termination occurs, multiplied by (b) 2.5;

•
a lump-sum payment in cash equal to the value of his accrued but unpaid salary through the date of such termination, plus his unused vacation days earned for the year prior to the year in which the termination occurs and a pro rata portion of the vacation days earned for the year in which the termination occurs;

•
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of Mr. Harlan (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

•	all Unvested Awards shall become fully vested.

A “change in control” will be deemed to have occurred on the earliest of any of the following dates:

•
the date our company merges or consolidates with any other person or entity, and the voting securities of our company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation;

•	the date our company sells all or substantially all of our assets to any other person or entity;

•	the date our company is dissolved;

•
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of our company; or

•
the date the individuals who constituted the nonemployee members of our Board of Directors (the “Incumbent Board”) as of the effective date of the agreement cease for any reason to constitute at least a majority of the nonemployee members of our Board, provided that, for purposes of this clause, any person becoming a director whose election or nomination for election by our stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” shall not be deemed to have occurred in connection with any bankruptcy or insolvency of our company, or any transaction in connection therewith.

The information furnished pursuant to this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Exhibit
99.1	Press Release of U.S. Concrete, Inc. dated March 30, 2011
99.2	Executive Severance Agreement Amendment, effective as of March 30, 2011 between the Company and Michael W. Harlan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: March 30, 2011	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and
Chief Financial Officer